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                                LEASE AGREEMENT


                     LIBERTY PROPERTY LIMITED PARTNERSHIP,
                      a Pennsylvania limited partnership,
                                    LANDLORD

                                      and

                          THE ROACH ORGANIZATION, INC.
                              D/B/A/ TRO LEARNING
                            a Delaware corporation,
                                     TENANT


                                February 4, 2000


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                                LEASE AGREEMENT
                                     INDEX


SECTION                                                                     PAGE
--------------------------------------------------------------------------------

1.  Summary of Terms and Certain Definitions...................................1

2.  Premises...................................................................2

3.  Environmental..............................................................3

4.  Use; Compliance............................................................3

5.  Term.......................................................................4

6.  Minimum Annual Rent........................................................4

7.  Operation of Property; Payment of Expenses.................................4

8.  Signs......................................................................8

9.  Alterations and Fixtures...................................................9

10. Mechanics' Liens...........................................................9

11. Landlord's Right of Entry.................................................10

12. Damage by Fire or Other Casualty..........................................10

13. Condemnation..............................................................10

14. Non-Abatement of Rent.....................................................11

15. Indemnification of Landlord...............................................11

16. Waiver of Claims..........................................................11

17. Quiet Enjoyment...........................................................12

18. Assignment and Subletting.................................................12

19. Subordination, Mortgagee's Rights.........................................13

20. Recording; Tenant's Certificate...........................................13



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21. Surrender, Abandoned Property.............................................14

22. Curing Tenant's Defaults..................................................14

23. Defaults - Remedies.......................................................14

24. Representations of Tenant.................................................16

25. Liability of Landlord.....................................................17

26. Interpretation; Definitions...............................................17

27. Notices...................................................................18

28. Security Deposit/Letter of Credit.........................................19

29. Construction of Base Building.............................................20

30. Commencement Date.........................................................20

31. Early Access..............................................................21

32. Tenant Improvements.......................................................22

33. Acceptance of Premises....................................................22

34. Extension Option..........................................................22

35. Right of First Offer......................................................24

36. Parking...................................................................25

37. U.S. West Credits.........................................................25

38. Closing Contingency.......................................................25



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     THIS LEASE AGREEMENT is made by and between LIBERTY PROPERTY LIMITED
PARTNERSHIP, a Pennsylvania limited partnership ("LANDLORD") with its address at 10400 Viking Drive, Suite 130, Eden Prairie, Minnesota 55344 and THE ROACH ORGANIZATION, INC., d/b/a TRO LEARNING, a Delaware corporation ("TENANT") with its address at 4660 West 77th Street, Edina, Minnesota 55435 and is dated as of the date on which this Lease has been fully executed by Landlord and Tenant.

     1. SUMMARY OF TERMS AND CERTAIN DEFINITIONS.

          (a) "PREMISES": Approximate rental square feet: (Section 2) 32,234 Office; 7,811 Warehouse

          (b)  "BUILDING": Approximate rentable square feet: 56,000 (Section 2)
               Address: 10801 Nesbitt Avenue South, Bloomington, Minnesota 55439

          (c) "TERM": One hundred twenty-one (121) months plus any partial month from the Commencement Date until the first day of the first full calendar month following the Commencement Date.

               (i) "COMMENCEMENT DATE": See Section 30 for definition and specific provisions

                    "TARGET COMMENCEMENT DATE": The Target Commencement Date is June 1, 2000; see Section 30 for definition and specific provisions

                    "RENT COMMENCEMENT DATE": The target Rent Commencement Date is July 1, 2000; see Section 30 for definition and specific provisions

               (ii) "EXPIRATION DATE": (Section 5)

          (d)  "MINIMUM ANNUAL RENT": (Section 6)

               (i) "MINIMUM ANNUAL RENT": $414,866.04 (Four Hundred Fourteen Thousand Eight Hundred Sixty-six and 04/100 Dollars), payable in monthly installments of $34,572.17 (Thirty-four Thousand Five Hundred Seventy-two and 17/100 Dollars), increased as follows:




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Lease Year      Annual       Monthly      Lease Year      Annual        Monthly
----------   -----------    ----------    ----------    -----------    ---------

    2        $424,877.04    $35,406.42         6        $434,889.00    36,240.75
    3         427,280.04     35,606.67         7         438,092.04    36,507.67
    4         430,884.00     35,907.00         8         441,296.04    36,774.67
    5         432,486.00     36,040.50         9         444,900.00    37,075.00
                                              10         448,904.04    37,408.67

          (e) Estimated "ANNUAL REAL ESTATE TAX AND OPERATING EXPENSES" (Section 7) in the amount of Sixty Four Thousand Seventy-0ne and 96/100 Dollars ($64,071.96) payable in monthly installments of Five Thousand Three Hundred Thirty-Nine and 33/100 Dollars ($5,339.33), based on estimated 2000 Annual Real Estate Tax and Operating Expenses of approximately $1.60 per rentable square foot, subject to adjustment (Section 7(a)).

          (f) "PROPORTIONATE SHARE" (Section 7(a)): 71.51% (Ratio of approximate rentable square feet in the Premises to approximate rentable square feet in the Building).

          (g)  "USE" (Section 4): General office and warehouse purposes.

          (h) "SECURITY DEPOSIT" (Section 28): $39,900 cash and $150,000 letter of credit; see Section 28 for specific provisions.

          (i) "CONTENTS": This Lease consists of the Index, pages 1 through 27 containing Sections 1 through 38 and the following, all of which are attached hereto and made a part of this Lease:

               Exhibits  "A" - Plan Showing Premises
                         "B" - Commencement Certificate Form
                         "C" - Building Rules
                         "D" - Tenant's Work and Drawings
                         "E" - Estoppel Certificate Form
                         "F" - Landlord's Work with respect to Base Building
                               Plans
                         "G" - Tenant Visitor Parking

     2. PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises as shown on attached Exhibit "A" within the Building (the Building and the lot on which it is located, the "PROPERTY"), together with the nonexclusive right with Landlord and other occupants of the Building to use all areas and facilities on the Property provided by Landlord for the use of all tenants in the Building including any mechanical room, driveways, sidewalks and parking, loading drives and landscaped areas (the "COMMON AREAS").



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     3.   ENVIRONMENTAL Tenant shall comply, at its sole expense, with all environmental "Laws and Requirements" (as hereinafter defined) all manufacturers' instructions and all requirements of insurers relating to the treatment, production, storage, handling, transfer, processing, transporting, use, disposal and release of hazardous substances, hazardous mixtures, chemical, pollutants, petroleum products, toxic or radioactive matter (the "RESTRICTED ACTIVITIES"). Tenant shall deliver to Landlord copies of all Material Safety Data Sheets or other written information prepared by manufacturers, importers or suppliers of any chemical and all notices, filings, permits and any other written communications from or to Tenant and any entity regulating any Restricted Activities. Landlord agrees that the Building and any portion of the Premises to be constructed by Landlord pursuant to this Lease will be constructed, in all material respects, in compliance with all applicable Laws and Requirements as adopted, applied and interpreted as of the date the building permit is issued, including, but not limited to environmental Laws and Requirements.

     4.   USE; COMPLIANCE.

          (a) PERMITTED USE. Tenant shall occupy and use the Premises for and only for the Use specified in Section 1 above and in such a manner as is lawful, reputable and will not create any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant. Without limiting the foregoing, such Use shall exclude any use that would cause the Premises or the Property to be deemed a "place of public accommodation" under the Americans with Disabilities Act (the "ADA") as further described in the Building Rules (defined below). All Common Areas shall be subject to Landlords exclusive control and management at all times. Tenant shall not use or permit the use of any portion of the Common Area for other than their intended use.

          (b) COMPLIANCE. From and after the Commencement Date, Tenant shall comply promptly (including making any alterations or improvements) with all laws (including the ADA), ordinances, notices, orders, rules, regulations and requirements regulating the Property during the Term which impose any duty upon Landlord or Tenant as a result of occupancy or alteration of, or Tenant's installations in or upon, the Property including the Premises (as the same may be amended, the "LAWS AND REQUIREMENTS") and the building rules attached as Exhibit "C", as reasonably amended by Landlord from time to time, (the "BUILDING RULES"). Provided, however, that Tenant shall not be required to comply with the Laws and Requirements with respect to the footings, foundations, structural steel columns and girders forming a part of the Property unless the need for such compliance arises out of Tenant's use, occupancy or alteration of the Property, or by any act or omission of Tenant or any employees, agents, contractors, licensees or invitees ("AGENTS") of Tenant. With respect to Tenant's obligations as to the Property, other than the Premises, at Landlord's option following thirty
     (30) days' notice to Tenant and Tenant's failure to reply, Landlord may comply with any repair, replacement or other construction requirements of the Laws and Requirements and Tenant shall pay to Landlord all costs thereof as additional rent.

          (c) NOTICE. If at any time during or after the Term, Tenant becomes aware of any inquiry, investigation or proceeding regarding the Restricted Activities or becomes


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     aware of any claims, actions or investigations regarding the ADA, Tenant shall give Landlord written notice, within five (5) days after first learning thereof, providing all available information and copies of any notices.

     5. TERM. The Term of this Lease shall commence on the "Commencement Date" (as defined in Section 30) and shall end at 5:00 p.m. on the last day of the Term (the "EXPIRATION DATE"), without the necessity for notice from either party, unless sooner terminated in accordance with the terms hereof. At Landlord's request, Tenant shall confirm the Commencement Date and Expiration Date by executing a Lease Commencement Certificate in the form attached as Exhibit "B".

     6. MINIMUM ANNUAL RENT. From and after the Rent Commencement Date, Tenant agrees to pay to Landlord the Minimum Annual Rent in equal monthly installments in the amount set forth in Section 1(d), in advance, on the first day of each calendar month during the Term, without notice, demand or setoff, at Landlord's address designated at the beginning of this Lease unless Landlord designates otherwise. If the Rent Commencement Date falls on a day other than the first day of a calendar month, the rent shall be apportioned pro rata on a per diem basis for the period from the Rent Commencement Date until the first day of the following calendar month and shall be paid on or before the Rent Commencement Date. As used in this Lease, the term "LEASE YEAR" means the period from the Rent Commencement Date through the succeeding twelve (12) full calendar months (including for the first Lease Year the partial month from the Rent Commencement Date until the first day of the following calendar month) and each successive twelve (12) month period thereafter during the Term.

     7.   OPERATION OF PROPERTY; PAYMENT OF EXPENSES.

          (a) PAYMENT OF OPERATING EXPENSES AND REAL ESTATE TAXES. From and after the Rent Commencement Date, Tenant shall pay to Landlord the Annual Real Estate Tax and Operating Expenses in equal monthly installments in the amount set forth in Section 1(e) (prorated for any partial month and subject to adjustment as provided in this Lease), and continuing throughout the Term on the first day of each calendar month during the Term, as additional rent, without notice, demand or setoff. Landlord shall apply such payments to the annual operating costs of operating and maintaining the Property and the annual real estate taxes and special assessments payable with respect to the Property during the Term, which costs may include by way of example rather than limitation: insurance premiums, fees, Impositions, costs for repairs, maintenance, service contracts, a management and administrative fee not to exceed four percent (4%) of gross rents, governmental permits, overhead expenses, costs of furnishing water, sewer, gas, fuel, electricity, other utility services, landscaping and grounds maintenance, and the costs of any other items attributable to operating or maintaining any or all of the Property, but excluding any costs which under generally accepted accounting principles are capital expenditures; provided, however, that annual operating costs also shall include the annual amortization (over an assumed useful life of ten (10) years) of the costs (including financing charges) of building improvements made by Landlord to the Property that are required by any governmental authority or for the purpose of reducing operating expenses or directly enhancing the safety of tenants in the Building generally. The amount of the



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     Annual Real Estate Taxes and Operating Expenses set forth in Section 1(e)
     represents Landlord's estimate of Tenant's share of the estimated real estate taxes and operating costs during the first calendar year of the Term on an annualized basis; from time to time Landlord may adjust such estimated amount if the estimated real estate taxes or operating costs increase.

          Tenant shall contract directly for gas, electrical, trash, janitorial and will pay from and after the Commencement Date the sums due to the providers of such services as outlined in Section 7(e).

               (i) COMPUTATION OF TENANT'S SHARE OF ANNUAL OPERATING COSTS. After the end of each calendar year of the Term, Landlord shall compute Tenant's share of the Annual Real Estate Taxes and Operating Costs described above incurred during such calendar year by (A) calculating an appropriate adjustment, using generally accepted accounting principles, to avoid allocating to Tenant or to any other tenant (as the case may be) those specific costs which Tenant or any other tenant has agreed to pay, (B) calculating an appropriate adjustment, using generally accepted accounting principles, to avoid allocating to any vacant space those specific costs which were not incurred for such space; and (C) multiplying the adjusted annual operating costs by Tenant's Proportionate Share.

               (ii) RECONCILIATION. By March 30th of each year (and as soon as practical after the expiration or termination of this Lease or at any time in the event of a sale of the Property), Landlord shall provide Tenant with a statement of the actual amount of such Annual Real Estate Taxes and Operating Costs for the preceding calendar year or part thereof. Within thirty (30) days after Landlord provides Tenant with such statement, Landlord or Tenant shall pay to the other the amount of any deficiency or overpayment then due from one to the other or, at Landlords option, Landlord may credit Tenant's account for any overpayment.

               (iii) INSPECTION/AUDIT. Tenant shall be entitled at any reasonable time during regular business hours, within 60 days after Tenant receives Landlord's statement of actual Real Estate Taxes and Operating Costs, and after giving to Landlord at least three (3) business days prior written notice, to inspect in Landlord's business office all Landlord's records necessary to satisfy itself that all charges have been correctly allocated to Tenant for the calendar year that is the subject of Landlord's statement of actual Real Estate Taxes and Operating Costs, and to obtain an audit thereof by an independent certified public accountant (selected by Tenant with Landlord's written consent, which shall not be withheld unreasonably) to determine the accuracy of Landlord's certification of the amount of additional rent charged Tenant. If it is determined that Tenant's liability for additional rent for such calendar year is less than ninety-five percent (95%) of that amount which Landlord previously certified to Tenant for such calendar year, Landlord shall pay to Tenant the cost of such audit (provided, however, that Landlord shall not be required to pay the cost of any audit based on a contingency fee or percentage of the amount recovered for Tenant) and regardless of such


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          percentage Landlord shall refund promptly to Tenant the amount of the additional rent paid by Tenant for such calendar year which exceeds the amount for which Tenant actually is liable, as determined following such audit. If it is determined that Tenant's liability for additional rent for either such calendar year is more than the amount which Landlord previously certified to Tenant for such calendar year, Tenant shall promptly pay to Landlord (net of the cost to Tenant of the audit) the amount of the additional rent underpaid by Tenant, as determined following such audit. Except as provided above, Tenant shall bear the total cost of any such audit. Tenant shall keep, and shall cause Tenant's auditor to keep, the results of such audit confidential.

          (b) IMPOSITIONS. As used in this Lease the term "IMPOSITIONS" refers to all levies, taxes (including sales taxes and gross receipt taxes) and assessments, which are payable during the Term, and which are imposed by any authority or under any law, ordinance or regulation thereof, or pursuant to any recorded covenants or agreements, and the reasonable cost of contesting any of the foregoing, upon or with respect to the Property or any part thereof, or any improvements thereto. Tenant shall pay to Landlord with the monthly payment of Minimum Annual Rent any Imposition imposed directly upon this Lease or the Rent (defined in Section 7(g)) or amounts payable by any subtenants or other occupants of the Premises, or against Landlord because of Landlord's estate or interest herein.

          Nothing herein contained shall be interpreted as requiring Tenant to pay any income, excess profits or corporate capital stock tax imposed or assessed upon Landlord, unless such tax or any similar tax is levied or assessed in lieu of all or any part of any Imposition or an increase in any Imposition.

          (c)  INSURANCE.

               (i) PROPERTY. Landlord shall keep in effect insurance against loss or damage to the Building or the Property by fire and such other casualties as may be included within fire, extended coverage and special form insurance covering the full replacement cost of the Building (but excluding coverage of Tenant's personal property in, and any alterations by Tenant to, the Premises), and such other insurance as Landlord may reasonably deem appropriate or as may be required from time to time by any mortgagee.

               (ii) LIABILITY. Tenant, at its own expense, shall keep in effect comprehensive general public liability insurance with respect to the Premises, including contractual liability insurance, with such limits of liability for bodily injury (including death) and property damage as reasonably may be required by Landlord form time-to-time, but not less than a combined single limit of $1,000,000 per occurrence and a general aggregate limit of not less than $3,000,000 (which aggregate limit shall apply separately to each of Tenant's locations if more than the Premises); however, such limits shall not limit the liability of Tenant hereunder. The policy of comprehensive general public


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     liability insurance also shall name Landlord and Landlord's agent as additional insured parties with respect to the Premises, shall be written on an "occurrence" basis and not on a "claims made" basis, shall provide that it is primary with respect to any policies carried by Landlord and that any coverage carried by Landlord and that any coverage carried by Landlord shall be excess insurance, shall provide that it shall not be cancelable or reduced without at least thirty (30) days prior written notice to Landlord and shall be issued in form satisfactory to Landlord. The insurer shall be a responsible insurance carrier which is authorized to issue such insurance and licensed to do business in the state in which the Property is located and which has at all times during the Term a rating of no less than A - VI in the most current edition of Best's Insurance Reports. Tenant shall deliver to Landlord on or before the Commencement Date, and subsequently renewals of, a certificate of insurance evidencing such coverage and the waiver of subrogation described below.

          (iii) WAIVER OF SUBROGATION. Landlord and Tenant shall have included in their respective property insurance policies waivers of their respective insurers' right of subrogation against the other party. If such a waiver should be unobtainable or unenforceable, then such policies of insurance shall state expressly that such policies shall not be invalidated if, before a casualty, the insured waives the right of recovery against any party responsible for a casualty covered by the policy.

          (iv) INCREASE OF PREMIUMS. Tenant agrees not to do anything or fail to do anything which will increase the cost of Landlord's insurance or which will prevent Landlord from procuring policies (including public liability) from companies and in a form satisfactory to Landlord. If any breach of the preceding sentence by Tenant causes the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as additional rent promptly upon being billed.

     (d)  REPAIRS AND MAINTENANCE; COMMON AREAS; BUILDING MANAGEMENT.

          (i) Tenant at its sole expense shall maintain the Premises in a neat and orderly condition.

          (ii) Landlord shall make all necessary repairs to the Premises, the Common Areas and any other improvements located on the Property. Landlord shall operate and manage the Property and shall maintain all Common Areas and any paved areas appurtenant to the Property in a clean and orderly condition. Landlord reserves the right to make alterations to the Common Areas from time to time provided that Tenant's business is not unreasonably disrupted.

          (iii) Notwithstanding anything herein to the contrary, repairs and replacements to the Property including the Premises made necessary by Tenant's use, occupancy or alteration of, or Tenant's installation in or upon the Property or by any act or omission of Tenant or its Agents shall be made at the sole expense.




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          of Tenant to the extent not covered by any applicable insurance proceeds paid to Landlord. Tenant shall not bear the expense of any repairs or replacements to the Property arising out of or caused by Landlord's negligence or intentional misconduct or any other tenant's use, occupancy or alteration of, or any other tenant's installation in or upon, the Property or by any act or omission of any other tenant or any other tenant's Agents.

          (e) UTILITIES. All utilities serving the Premises shall be separately metered to the Premises, and, to the extent permissible, directly billed to Tenant by the applicable utility company. Heating, ventilation and air conditioning systems serving the Premises will be designed and constructed by Landlord to be under Tenant's control and may be used on such days and during such hours as Tenant may determine in its discretion. Tenant shall not place loads on any of the building systems in excess of the capacity for which they were designed. Tenant shall pay all separately metered utility charges as and when billed to Tenant, without delinquency. Landlord shall not be responsible or liable for any interruption in utility service not arising out of any act or omission of Landlord, nor shall such interruption affect the continuation or validity of this Lease. Landlord will make all reasonable efforts to cause service to be restored as soon as possible after any interruption.

          (f) "RENT." The term "RENT" as used in this Lease means the Minimum Annual Rent, Annual Real Estate Taxes and Operating Expenses and any other additional rent or sums payable by Tenant to Landlord pursuant to this Lease, all of which shall be deemed rent for purposes of Landlord's rights and remedies with respect thereto. Tenant shall pay all Rent to Landlord within thirty (30) days after Tenant is billed, unless otherwise provided in this Lease, and interest shall accrue on all sums due but unpaid.

     8. SIGNS. Landlord, at Landlord's expense, will place Tenant's name and suite number on the building standard sign and on or beside the entrance door to the Premises. Except for signs which are located wholly within the interior of the Premises and not visible from the exterior of the Premises, and except as expressly provided in this SECTION 8, no other signs shall be placed on the Property without the prior written consent of Landlord.

     The foregoing notwithstanding, Tenant shall have the right to procure, install and maintain, at Landlord's cost and expense (not to exceed $5,000), the following identification signage on or about the Building:

          (a) One building-mounted identification sign on the west face of the Building; and

          (b) A sign panel on the monument sign to be constructed on north side of the Property; Tenant shall be entitled to top one-half of the signage space available on the monument sign.

     The design, size and location of all Tenant signage shall be consistent with Landlord's sign criteria and otherwise subject to Landlord's approval, which approval shall not be


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     unreasonably withheld. Tenant shall cause all Tenant signage to comply with all Laws and Requirements applicable thereto. All Tenant signage shall be maintained by Tenant in good condition, and upon the expiration or termination of this Lease, Tenant shall remove the signage and shall repair any damage occasioned by such removal.

     9.   ALTERATIONS AND FIXTURES.

          (a) Subject to Section 10, Tenant shall have the right to install its trade fixtures in the Premises, provided that no such installation or removal thereof shall affect any structural portion of the Property nor any utility lines, communications lines, equipment or facilities in the Building serving any tenant other than Tenant. At the expiration or termination of this Lease and at the option of Landlord, Tenant shall remove such installation(s) and, in the event of such removal, Tenant shall repair any damage caused by such installation or removal. If Tenant elects not to remove such installation(s) at the expiration or termination of this Lease, all such installations shall remain on the Property and become the property of Landlord without payments by Landlord.

          (b) Except for non-structural changes which do not exceed $5,000 in the aggregate, Tenant shall not make or permit to be made any alterations to the Premises without Landlord's prior written consent. Tenant shall pay the costs of any required architectural/engineering reviews. In making any alterations, (i) Tenant shall deliver to Landlord the plans, specifications and necessary permits, together with certificates evidencing that Tenant's contractors and subcontractors have adequate insurance coverage naming Landlord and Landlord's agent as additional insureds, at least ten (10) days prior to commencement thereof, (ii) such alterations shall not impair the structural strength of the Building or any other improvements or reduce the value of the Property or affect any utility lines, communications lines, equipment or facilities in the Building serving any tenant other than Tenant, (iii) Tenant shall comply with Section 10 and the quiet enjoyment of other tenants in the Building shall not be disturbed. All alterations to the Premises by Tenant shall be the property of Tenant until expiration or termination of this Lease; at which time all such alterations shall remain on the Property and become the property of Landlord without payment by Landlord unless Landlord gives written notice to Tenant to remove the same, in which event Tenant will remove such alterations and repair any resulting damage. At Tenant's request prior to Tenant making any alterations, Landlord shall notify Tenant in writing, whether Tenant will be required to remove such alterations at the expiration or termination of this Lease.

     10. MECHANICS' LIENS. Tenant shall pay promptly any contractors and materialmen who supply labor, work or materials to Tenant at the Property and shall take all steps permitted by law in order to avoid the imposition of any mechanic's lien upon all or any portion of the Property. Should any such lien or notice of lien be filed for work performed for Tenant and other than by Landlord, Tenant shall bond against or discharge the same within ten (10) days after Tenant has notice that the lien or claim is filed regardless of the validity of such lien or claim. Nothing in this Lease is intended to authorize Tenant to do or cause any work to be done or materials to be supplied for the account of Landlord, all of the same to be solely for Tenant's account and at Tenant's risk and expense. Throughout this Lease the term "MECHANIC'S LIEN" is


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


used to include any lien, encumbrance or charge levied or imposed upon all or any portion of, interest in or income from the Property on account of any mechanic's, laborer's, materialmen's or construction lien or arising out of any debt or liability to or any claim of any contractor, mechanic, supplier, materialman or laborer and shall include any mechanic's notice of intention to file a lien given to Landlord or Tenant, any stop order given to Landlord or Tenant, any notice of refusal to pay naming Landlord or Tenant and any injunctive or equitable action brought by any person claiming to be entitled to any mechanic's lien.

     11. LANDLORD'S RIGHT OF ENTRY. Tenant shall permit Landlord and its Agents to enter the Premises at all reasonable times following reasonable notice (except in the event of an emergency), for the purpose of inspection, maintenance or making repairs, alternations or additions as well as to exhibit the Premises for the purpose of sale or mortgage and, during the last nine (9) months of the Term, to exhibit the Premises to any prospective tenant. Landlord will make reasonable efforts not to inconvenience Tenant in exercising the foregoing rights, but shall not be liable for any loss of occupation or quiet enjoyment thereby occasioned.

     12.  DAMAGE BY FIRE OR OTHER CASUALTY.

          (a) If the Premises or Building shall be damaged or destroyed by fire or other casualty, Tenant promptly shall notify Landlord and Landlord, subject to the conditions set forth in this Section 12, shall repair such damage and restore the Premises to substantially the same condition in which they were immediately prior to such damage or destruction, but not including the repair, restoration or replacement of the fixtures or alterations installed by Tenant after initial construction of Tenant Improvements. Landlord shall notify Tenant in writing, within thirty (30) days after the date of the casualty, if Landlord anticipates that the restoration will take more than one hundred eighty (180) days from the date of the casualty to complete; in such event, either Landlord or Tenant may terminate this Lease effective as of the date of casualty by giving written notice to the other within thirty (30) days after Landlord's notice. Further, if a casualty occurs during the last eighteen (18) months of the Term or any extension thereof, Landlord or Tenant may cancel this Lease unless Tenant has the right to extend the Term for at least five (5) more years and does so within forty-five (45) days after the date of the casualty.

          (b) Landlord shall maintain a 12 month rental coverage endorsement or other comparable form of coverage as part of its fire, extended coverage and special form insurance. Tenant will receive an abatement of its Minimum Annual Rent and Annual Real Estate Tax and Operating Expenses to the extent the Premises are rendered untenantable as determined by the carrier providing the rental coverage endorsement.

     13.  CONDEMNATION.

          (a) TERMINATION. If (i) all of the Premises are taken by a condemnation or otherwise for any public or quasi-public use, (ii) any part of the Premises is so taken and the remainder thereof, in Tenant's reasonable opinion, is insufficient for the reasonable operation of Tenant's business or (iii) any of the Property is so taken, and, in Landlord's opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder of the Property, then this Lease shall terminate and all unaccrued obligations hereunder shall cease as of the day before possession is taken by the condemning authority.

          (b) PARTIAL TAKING. If there is a condemnation and this Lease has not been terminated pursuant to this Section, (i) Landlord shall restore the Building and the improvements which are a part of the Premises to a condition and size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the date upon which the condemning authority took possession and (ii) the obligations of Landlord and Tenant shall be unaffected by such condemnation except that there shall be an equitable abatement of the Minimum Annual Rent and Real Estate Taxes and Operating Expenses according to the rental value of the Premises before and after the date upon which the condemning authority took possession and/or the date Landlord completes such restoration.

          (c) AWARD. In the event of a condemnation affecting Tenant, Tenant shall have the right to make a claim against the condemning authority for moving expenses and business dislocation damages. Except as aforesaid and except as set forth in (d) below, Tenant hereby assigns all claims against the condemning authority to Landlord.

     14. NON-ABATEMENT OF RENT. Except as otherwise expressly provided as to damage by fire or other casualty in Section 12(b) and as to condemnation in
Section 13(b), there shall be no abatement or reduction of the Rent for any cause whatsoever, and this Lease shall not terminate, and Tenant shall not be entitled to surrender the Premises.

     15. INDEMNIFICATION OF LANDLORD. Subject to Sections 7(c)(iii) and 16, Tenant will protect, indemnify and hold harmless Landlord and its Agents from and against any and all claims, actions, damages, liability and expense (including fees of attorneys and investigators) in connection with loss of life, personal injury or damage to property in or about the Premises or arising out of the occupancy or use of the Premises by Tenant or its Agents or occasioned wholly or in part by any act or omission of Tenant or its Agents, whether prior to, during or after the Term, except to the extent such loss, injury or damage was caused by the negligence or intentional acts or omissions of Landlord or its Agents. In case any action or proceeding is brought against Landlord and/or its Agents by reason of the foregoing, Tenant, at its expense, shall resist and defend such action or proceeding, or cause the same to be resisted and defended by counsel (reasonably acceptable to Landlord and its Agents) designated by the insurer whose policy covers such occurrence or by counsel designated by Tenant and approved by Landlord and its Agents. Tenant's obligations pursuant to this
Section 15 shall survive the expiration or termination of this Lease.

     16. WAIVER OF CLAIMS. Landlord and Tenant each hereby waives all claims for recovery against the other for any loss or damage which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party or its Agents; provided, however, that such waiver by Landlord shall not be effective with respect to any liability of Tenant described in Sections 3 and 7(d)(iii).

     17. QUIET ENJOYMENT. Landlord covenants that Tenant, upon performing all of its covenants, agreements and conditions of this Lease, shall have quiet and peaceful possession of the Premises as against anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.

     18.  ASSIGNMENT AND SUBLETTING.

          (a) LIMITATION. Tenant shall not transfer this Lease, voluntarily or by operation of law, without the prior written consent of Landlord, which shall not be withheld unreasonably. However, Landlord's consent shall not be required in the event of any transfer by Tenant to an affiliate of Tenant which is at least as creditworthy as Tenant as of the date of this Lease and provided Tenant delivers to Landlord the instrument described in Section (c)(iii) below, together with a current financial statement evidencing such creditworthiness by Tenant and such affiliate. Any transfer not in conformity with this Section 18 shall be void at the option of Landlord, and Landlord may exercise any or all of its rights under Section
     23. A consent to one transfer shall not be deemed to be a consent to any subsequent transfer. "Transfer" shall include any sublease, assignment, license or concession agreement, mortgage or hypothecation of this Lease or Tenant's interest therein or in all or a portion of the Premises.

          (b) OFFER TO LANDLORD. Tenant acknowledges that the terms of this Lease, including the Minimum Annual Rent, have been based on the understanding that Tenant physically shall occupy the Premises for the entire Term. Therefore, upon Tenant's request to transfer all or a portion of the Premises, at the option of Landlord, Tenant and Landlord shall execute an amendment to this Lease removing such space from the Premises, Tenant shall be relieved of any liability with respect to such space and Landlord shall have the right to lease such space to any party, including Tenant's proposed transferee.

          (c) CONDITIONS. Notwithstanding the above, the following shall apply to any transfer, with or without Landlord's consent:

               (i) As of the date of any transfer, Tenant shall not be in default under this Lease nor shall any act or omission have occurred which would constitute a default with the giving of notice and/or the passage of time.

               (ii) If there is an assignment of this Lease by Tenant and Landlord consents to the assignment in writing, then Landlord shall relieve Tenant of its obligation to pay the Rent with respect to the period from and after the assignment by Tenant and to perform all its other obligations hereunder arising from and after the assignment by Tenant. The acceptance of Rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer.

               (iii) Each transfer shall be by a written instrument in form and substance satisfactory to Landlord which shall (A) include an assumption of liability by any transferee of all Tenant's obligations and the transferee's ratification of and agreement to be bound by all the provisions of this Lease, (B) afford Landlord the right of direct action against the transferee pursuant to the same remedies as are available to Landlord against Tenant and (C) be executed by Tenant and the transferee.

               (iv) Tenant shall pay, within ten (10) days of receipt of an invoice Landlord's reasonable attorneys' fees and costs in connection with the review, processing and documentation of any transfer for which Landlord's consent is requested.

     19.  SUBORDINATION: MORTGAGEE'S RIGHTS.

          (a) This Lease shall be subordinate to any first mortgage or other primary encumbrance now or hereafter affecting the Premises. Although the subordination is self-operative, within ten (10) days after written request, Tenant shall execute and deliver any further instruments confirming such subordination of this Lease and any further instruments of attornment that may be desired by any such mortgagee or Landlord. However, any mortgagee may at any time subordinate its mortgage to this Lease, without Tenant's consent, by giving written notice to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery; provided, however, that such subordination shall not affect any mortgagee's right to condemnation awards, casualty insurance proceeds, intervening liens or any right which shall arise between the recording of such mortgage and the execution of this Lease.

          (b) It is understood and agreed that any mortgagee shall not be liable to Tenant for any funds paid by Tenant to Landlord unless such funds actually have been transferred to such mortgagee by Landlord.

          (c) Notwithstanding the provisions of Section 12 and 13 above, Landlord's obligation to restore the Premises after a casualty or condemnation shall be subject to the consent and prior rights of Landlord's first mortgagee.

     20. RECORDING: TENANT'S CERTIFICATE. Tenant shall not record this Lease or a memorandum thereof without Landlord's prior written consent. Within ten (10) days after Landlord's written request from time to time:

          (a) Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying the Commencement Date and Expiration Date of this Lease, that this Lease is in full force and effect and has not been modified and otherwise as set forth in the form of estoppel certificate attached as Exhibit "E" or with such modifications as may be necessary to reflect accurately the stated facts and or such other certifications as may be requested by a mortgagee or purchaser.

          (b) Tenant shall furnish to Landlord, Landlord's mortgagee, prospective mortgagee or purchaser reasonably requested financial information.

     21   SURRENDER; ABANDONED PROPERTY.

          (a) Subject to the terms of Sections 9(b), 12(a) and 13(b), at the expiration or termination of this Lease, Tenant promptly shall yield up in the same condition, order and repair in which they are required to be kept throughout the Term, the Premises and all improvements thereto, and all fixtures and equipment servicing the Building, ordinary wear and tear excepted.

          (b) Upon or prior to the expiration or termination of this Lease, Tenant shall removed any personal property from the Property. Any personal property remaining thereafter shall be deemed conclusively to have been abandoned, and Landlord, at Tenant's expense, may remove, store, sell or otherwise dispose of such property in such manner as Landlord may see fit and/or Landlord may retain such property as its property. If any part thereof shall be sold, then Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage and any Rent due under this Lease.

          (c) If Tenant, or any person claiming through Tenant, shall continue to occupy the Premises after the expiration or termination of this Lease or any renewal thereof, such occupancy shall be deemed to be under a month-to-month tenancy under the same terms and conditions set forth in this Lease, except that the monthly installment of the Minimum Annual Rent during such continued occupancy shall be one and one-half of the amount applicable to the last month of the Term. Anything to the contrary notwithstanding, any holding over by Tenant without Landlord's prior written consent shall constitute a default hereunder and shall be subject to all the remedies available to Landlord.

     22. CURING TENANT'S DEFAULTS. If Tenant shall be in default in the performance of any of its obligations hereunder, Landlord, without any obligation to do so, in addition to any other rights it may have in law or equity, may elect to cure such default on behalf of Tenant after written notice (except in the case of emergency) to Tenant. Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including interest thereon from the respective dates of Landlord's incurring such costs, which sums and costs together with interest shall be deemed additional rent.

     23.  DEFAULTS - REMEDIES.

          (a)  DEFAULTS. It shall be an event of default:

               (i)  If Tenant does not pay in full when due any and all Rent;

               (ii) If Tenant fails to observe and perform or otherwise breaches any other provision of this Lease; or

               (iii) If Tenant becomes insolvent or bankrupt in any sense or makes a general assignment for the benefit of creditors or offers a settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver for any of Tenant's assets is commenced, or if any of the real or personal property of Tenant shall be levied upon; provided, however, that any proceeding brought by anyone other than Landlord or Tenant under any bankruptcy, insolvency, receivership or similar law shall not constitute a default until such proceeding has continued unstayed for more than 60 consecutive days.

          (b) REMEDIES. Then, and in any such event of default, Landlord shall have the following rights:

               (i) To charge a late payment fee equal to five percent (5%) of any amount owed to Landlord pursuant to this Lease which is not paid within five (5) days after the due date.

               (ii) To enter and repossess the Premises and remove all persons and all or any property therefrom, by action at law or otherwise, without being liable for prosecution or damages therefor, and Landlord may, at Landlord's option, make alterations and repairs in order to re-let the Premises and re-let all or any part(s) of the Premises for Tenant's account. Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such re-letting. In the event of re-letting without termination of this Lease, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

               (iii) To terminate this lease and the Term and to require Tenant to pay to Landlord all past due amounts under this lease plus the present value (as of the date of such election) of the amount, if any, by which (1) the Minimum Annual Rent which would have been payable during the period (the "Remaining Period") from the date of such election through the last day of the Term if this lease had remained in effect exceeds (2) the Fair Market Minimum Annual Rent as determined by Landlord in its reasonable discretion for the Premises for the Remaining Period. For purposes of calculating the present value of such excess, a discount rate equal to the annual yield on U.S. Treasury Bonds with a remaining term that most closely approximates the Remaining Period shall be employed, and it shall be assumed that the excess will be payable in equal monthly installments over the Remaining Period.

          (c) GRACE PERIOD. Notwithstanding anything hereinabove stated, neither party will exercise any available right because of any default of the other, including those remedies contained in Section (b)(i) of this Section, unless such party shall have first given five (5) days written notice of a monetary default and fifteen (15) days' written notice of a non-monetary default thereof to the defaulting party, and the defaulting party shall have failed to cure the default within such period; provided, however, that:

               (i) No such notice shall be required if Tenant fails to comply with the provisions of Sections 10 or 20(a), in the case of emergency as set forth in Section 22 or in the event of any default enumerated in subsection (a)(iii) of this Section.

               (ii) Landlord shall not be required to give such five (5) days notice on monetary default more than two (2) times during any twelve
          (12) month period.

               (iii) If the default consists of something other than the failure to pay money which cannot reasonably be cured within fifteen (15) days, neither party will exercise any right if the defaulting party begins to cure the default within the fifteen (15) days and continues actively and diligently in good faith to completely cure said default.

               (iv) Tenant agrees that any notice given by Landlord pursuant to this Section which is served in compliance with Section 27 shall be adequate notice for the purpose of Landlord's exercise of any available remedies.

          (d) NON-WAIVER; NON-EXCLUSIVE. No waiver by Landlord of any breach by Tenant shall be a waiver of any subsequent breach, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach. Efforts by Landlord to mitigate the damages caused by Tenant's default shall not constitute a waiver of Landlord's right to recover damages hereunder. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the total amount due Landlord under this Lease shall be deemed to be other than on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of Rent due, or Landlord's right to pursue any other available remedy.

          (e) COSTS AND ATTORNEYS' FEES. If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the losing party attorneys' fees, costs of suit, investigation expenses and discovery costs, including costs of appeal.

     24. REPRESENTATIONS OF TENANT. Tenant represents to Landlord and agrees that:

          (a) The word "TENANT" as used herein includes the Tenant named above as well as its successors and assigns, each of which shall be under the same obligations and liabilities and each of which shall have the same rights, privileges and powers as it would have possessed had it originally signed this Lease as Tenant. Each of the entities named above as Tenant shall be bound jointly and severally by the terms, covenants and agreements contained herein. However, no such rights, privileges or powers shall inure to the benefit of any assignee of Tenant immediate or remote, unless Tenant has complied with the terms of Section 18 and the assignment to such assignee is permitted or has been approved in writing by Landlord.


          (b) If Tenant is a corporation, partnership or any other form of business association or entity, Tenant is duly formed and in good standing, and has full corporate or partnership power and authority, as the case may be, to enter into this Lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this Lease constitutes a valid and binding obligation enforceable in accordance with its terms. Tenant shall provide Landlord with corporate resolutions or other proof in a form acceptable to Landlord, authorizing the execution of this Lease at the time of such execution.

     25. LIABILITY OF LANDLORD. The word "LANDLORD" as used herein includes the Landlord named above as well as its successors and assigns, each of which shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this Lease as Landlord. No such Landlord will have liability hereunder after it ceases to hold title to the Premises except for obligations already accrued (and, as to any unapplied portion of Tenant's Security Deposit, Landlord shall be relieved of all liability therefor upon transfer of such portion to its successor in interest) and Tenant shall look solely to Landlord's successor in interest for the performance of the covenants and obligations of the Landlord hereunder which thereafter shall accrue. Neither Landlord nor any principal of Landlord nor any owner of the Property, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Lease or the Premises, and if Landlord is in breach or default with respect to Landlord's obligations under this Lease or otherwise, Tenant shall look solely to the equity of Landlord in the Property for the satisfaction of Tenant's claims. Notwithstanding the foregoing, no mortgagee or ground lessor succeeding to the interest of Landlord hereunder (either in terms of ownership or possessory rights) shall be (a) liable for any previous act or omission of a prior landlord, (b) subject to any rental offsets or defenses against a prior landlord or (c) bound by any amendment of this Lease made without its written consent, or by payment by Tenant of Minimum Annual Rent in advance in excess of one monthly installment.

     26.  INTERPRETATION; DEFINITIONS.

          (a) CAPTIONS. The captions in this Lease are for convenience only and are not a part of this Lease and do not in any way define, limit, describe or amplify the terms and provisions of this Lease or the scope or intent thereof.

          (b) ENTIRE AGREEMENT. This Lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property. No rights, easements or licenses are acquired in the Property or any land adjacent to the Property by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. This Lease shall not be modified in any manner except by an instrument in writing executed by the parties. The masculine (or neuter) pronoun and the singular number shall include the masculine, feminine and neuter genders and the singular and plural number. The word "including" followed by any specific term(s) is deemed to refer to examples rather than to be words of limitation. Both parties have participated fully and equally in the negotiation and preparation of this Lease, this Lease shall not be more strictly construed, nor any ambiguities in this Lease resolved, against either Landlord or Tenant.

          (c) COVENANTS. Each covenant, agreement, obligation, term, condition or other provision herein contained shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this Lease unless otherwise expressly provided. All of the terms and conditions set forth in this Lease shall apply throughout the Term unless otherwise expressly set forth herein.

          (d) INTEREST. Wherever interest is required to be paid hereunder, such interest shall be twelve percent (12%) per annum.

          (e) SEVERABILITY; GOVERNING LAW. If any provisions of this Lease shall be declared unenforceable in any respect, such unenforceability shall not affect any other provision of this Lease, and each such provision shall be deemed to be modified, if possible, in such a manner as to render it enforceable and to preserve to the extent possible the intent of the parties as set forth herein. This Lease shall be construed and enforced in accordance with the laws of the state in which the Property is located.

          (f) "MORTGAGE" AND "MORTGAGEE". The word "MORTGAGE" as used herein includes any lien or encumbrance on the Premises or the Property or on any part of or interest in or appurtenance to any of the foregoing, including without limitation any ground rent or ground Lease if Landlord's interest is or becomes a leasehold estate. The word "MORTGAGEE" as used herein includes the holder of any mortgage, including any ground lessor if Landlord's interest is or becomes a leasehold estate. Wherever any right is given to a mortgagee, that right may be exercised on behalf of such mortgagee by any representative or servicing agent of such mortgagee.

          (g) "PERSON." The word "PERSON" is used herein to include a natural person, a partnership, a corporation, an association and any other form of business association or entity.

     27. NOTICES. Any notice or other communication under this Lease shall be in writing and addressed to Landlord or Tenant's Chief Financial Officer at their respective addresses specified at the beginning of this Lease, except that after the Commencement Date Tenant's address shall be at the Premises, (or to such other address as either may designate by notice to the other) with a copy to any mortgagee or other party designated by Landlord. Each notice or other communication shall be deemed given if sent by prepaid overnight delivery service or by certified mail, return receipt requested, postage prepaid or in any other manner, with delivery in any case evidenced by a receipt, and shall be deemed received on the day of actual receipt by the intended recipient or on the business day delivery is refused. The giving of notice by Landlord's attorneys, representatives and agents under this Section shall be deemed to be the acts of Landlord; however, the foregoing provisions governing the date on which a notice is deemed to have been received shall mean and refer to the date on which a party to this Lease, and not its counsel or other recipient to which a copy of the notice may be sent, is deemed to have received the notice.

     28.  SECURITY DEPOSIT/LETTER OF CREDIT.

          (a) Cash Security. At the time of signing this Lease, Tenant shall deposit with Landlord the $39,900 Security Deposit to be retained by Landlord as cash security for the faithful performance and observance by Tenant of the provisions of this Lease. Tenant shall not be entitled to any interest whatever on the Security Deposit. Landlord shall have the right to commingle the Security Deposit with its other funds. Landlord may use the whole or any part of the Security Deposit for the payment of any amount as to which Tenant is in default hereunder or to compensate Landlord for any loss or damage it may suffer by reason of Tenant's default under this Lease. If Landlord uses all or any portion of the Security Deposit as herein provided, within five (5) days after written demand therefor, Tenant shall pay Landlord cash in amount equal to that portion of the Security Deposit used by Landlord. If Tenant shall comply fully and faithfully with all of the provisions of this Lease, the Security Deposit shall be returned to Tenant after the Expiration Date and surrender of the Premises to Landlord.

          (b) Letter of Credit. On or before February 11, 2000, Tenant shall deposit with Landlord and shall maintain at all times on deposit with Landlord and keep whole and unencumbered an irrevocable, assignable, non-documentary standby letter of credit in form, and issued by, a financial institution acceptable to Landlord in the amount of One Hundred Fifty Thousand Dollars ($150,000.00) (subject to reduction as provided below), as security for the faithful performance by Tenant of every term and condition of this Lease, it being expressly understood and agreed that Tenant may not direct Landlord to apply said security in payment of rent for any month during the lease term. If there shall be a breach or default by Tenant in respect of any term or condition of this Lease, and such breach or default is not cured within the applicable cure period, if any, Landlord may draw upon all or any part of the letter of credit to perform the same for the account of Tenant, or for any damages, whether such damages or default accrue before or after summary proceedings or re-entry by Landlord. Landlord shall not be required so to use, apply or retain the whole or any part of said security nor shall the provisions herein contained limit the rights and remedies of Landlord under this Lease. If Tenant shall fully and faithfully comply with all of the provisions of this Lease, then, upon the termination or expiration of this Lease by lapse of time or otherwise and Tenant's surrender of the Premises in the condition required under this Lease, said security or any balance thereof remaining, shall be returned to Tenant within 30 days after such termination or expiration and surrender, as applicable. In the event of any sale, transfer or assignment of Landlord's interest under this Lease, Landlord may transfer or assign said security to the transferee, and Landlord thereupon shall be released from all liability with respect to said security. Without affecting the non-documentary status of the letter of credit and without involving the issuer of the letter of credit in any matters affecting this Lease, Landlord shall not present a draft under the letter of credit for payment unless (1) a default exists on the part of Tenant beyond any applicable notice and cure period or (2) the letter is scheduled to expire before the time specified above for the return of the security to Tenant, and at least 20 days before the expiration of the letter of credit a renewal letter of credit shall not have been delivered to Landlord. Tenant agrees to keep renewing the letter of credit until the time specified above for the return of the security to Tenant, without any need on the part of Landlord to give Tenant any notice that it is in default in supplying that renewal, any provision of this Lease as to notice of default to Tenant to the contrary notwithstanding. The employment of a letter of credit is an accommodation to Tenant and the object of this
     Section is to preserve Landlord's rights to deal with the security as if it were cash. Without limiting the foregoing, the issuer of the letter of credit has no interest in, or concern with, this Lease or the performance under it by either party. The issuer's sole obligation is to honor a sight draft timely drawn and presented. Provided Tenant shall not then be in default of any material term or condition of this Lease nor shall any event have occurred that with the giving of notice and/or the passage of time would constitute such a default, Tenant shall be entitled to reduce the amount of the letter of credit to the amount of $125,000 at the beginning of the third lease year. Provided Tenant shall not then be in default of any material term or condition of this Lease nor shall any event have occurred that with the giving of notice and/or the passage of time would constitute such a default, Tenant's obligation to maintain a letter of credit shall terminate at the beginning of the fourth lease year.

     29. CONSTRUCTION OF BASE BUILDING. Landlord will diligently proceed to cause the construction of the Base Building and will complete the same in a good and workmanlike manner and in compliance with all applicable laws, regulations, rules and requirements of governmental authorities having jurisdiction, as applied, enforced and interpreted as of the date of issuance of the building permit for the Base Building including, but not limited to, all requirements of Title III of the ADA as applicable to commercial facilities (collectively, the "APPLICABLE LAWS")

     30. COMMENCEMENT DATE. The "TARGET COMMENCEMENT DATE" is June 1, 2000. The "COMMENCEMENT DATE" of this Lease will be the date on which: (i) the Landlord certifies to Tenant that the Base Building is substantially complete; and (ii) Landlord certifies to Tenant that the "Tenant Improvements" (as hereinafter defined) are substantially complete; and (iii) the City has issued a certificate of occupancy for the Premises; provided that if the Commencement Date is delayed by reason of delays caused by the Tenant (a "TENANT DELAY"), including, but not limited to, the failure of Tenant to timely deliver construction drawings to Landlord for the Tenant Improvements, then the Commencement Date will be deemed to occur on the Target Commencement Date. The Term will commence on the Commencement Date. The "RENT COMMENCEMENT DATE" will be the date which is thirty (30) days after the Commencement Date. Tenant's obligation to pay Minimum Annual Rent and Annual Real Estate Taxes and Operating Expenses will commence on the Rent Commencement Date. Upon request, the Tenant will execute a memorandum confirming the Commencement Date in the form of attached EXHIBIT "B".

     If the Commencement Date has not occurred by June 1, 2000, as that date is adjusted by reason of "Excused Delay" as defined below, then Landlord shall provide a credit against Minimum Annual Rent first coming due hereunder in an amount equal to $44,271.00 (being one month's Base Rent and Additional Rent payable by Tenant to its current landlord). If the Commencement Date has not occurred by July 1, 2000, as that date is adjusted by reason of Excused Delay, then Landlord shall provide a credit against Minimum Annual Rent first coming due hereunder in an amount equal to an additional $44,271.00. If the Commencement Date has not occurred by August 1, 2000, as that date is adjusted by reason of Excused Delay, then Landlord shall provide a credit against Minimum Annual Rent first coming due hereunder in an amount equal to an additional $44,271.00, for a maximum rent credit by reason of the foregoing three sentences of $132,813.00. Tenant shall use its best efforts to negotiate a per day holdover at the current Rent. The Landlord will pay the actual amount paid by Tenant to its current landlord, not to exceed the maximum rent credit described above. The rent credit described in this paragraph has been agreed upon as liquidated damages by reason of Landlord's failure to deliver the Premises by the Target Commencement Date, and Landlord will have no obligation to pay other damages, direct, indirect, special or consequential by reason of this Lease.

     If the Commencement Date has not occurred by September 1, 2000, as that date is extended for Excused Delay, then either party may terminate this Lease by giving written notice of termination to the other, provided, however, that Tenant shall not have a right to terminate this Lease to the extent the delay in achieving the Commencement Date is due to a Tenant Delay.

     If the Commencement Date has not occurred by October 1, 2000, as that date is extended for Tenant Delay (but not for other Excused Delays) (the "Completion Deadline"), then either party may terminate this Lease by giving written notice of termination to the other, provided, however, that Tenant shall not have a right to terminate this Lease to the extent the delay in achieving the Commencement Date is due to a Tenant Delay. In the event that a casualty occurs prior to the Commencement Date, and if, because of the casualty Landlord, in Landlord's reasonable judgement, will not be able to cause the Premises to be substantially completed and the Commencement Date to occur on or before the Completion Deadline, then Landlord shall so notice Tenant and either Landlord or Tenant shall have the right to terminate this Lease by giving written notice to the other within 10 days following Landlord's notice; if neither party so elects to so terminate this Lease, then Landlord will proceed with the construction and the Completion Deadline shall be extended by the delay resulting from the casualty.

     As used herein, "EXCUSED DELAY" means casualties, acts of God, labor unrest, shortages of material which could not reasonably be foreseen by Landlord as of the date Landlord executed this Lease, Tenant Delays, or other reasons beyond the control of Landlord.

     31. EARLY ACCESS. For the period between the Commencement Date and the Rent Commencement Date, the Tenant will be given access to the Premises, without the obligation to pay rent therefor, for the purpose of installing Tenant's furniture, fixtures and equipment and for any other proper purpose permitted under this Lease, including occupancy. During such period of early access, Tenant will be bound by all of the terms of this Lease Agreement, other than the obligation to pay rent. Tenant will pay the costs of all utilities and janitorial services furnished to the Premises during such period of early access. Prior to the Commencement Date, at Tenant's request, Tenant shall be afforded access to the Premises during the period of the construction by Landlord of the Tenant Improvements for the limited purpose of installing communications and data cables, provided that such access is scheduled through Landlord and such work is coordinated with Landlord's general contractor so as not to interfere with or delay Landlord's completion of the Base Building or the Tenant Improvements.

     32. TENANT IMPROVEMENTS. Tenant will provide its construction plans for the "TENANT IMPROVEMENTS" to Landlord for approval. Landlord will approve the construction plans, provided that they are consistent with the attached Space Plans (Exhibit "D"). The Target Commencement Date is premised upon approved plans on or before February 4, 2000 (with Tenant having the right to make minor modifications through February 29, 2000). Any delay beyond that date in approval of the final plans (other than delay which is the fault of Landlord) will constitute a Tenant Delay. Once those plans are approved by Landlord and Tenant (which approval will be evidenced by final plans signed by Landlord and Tenant), Landlord will enter into a construction contract for the construction of the Tenant Improvements and Landlord will cause the same to be completed in a good and workmanlike manner. Landlord agrees to complete the construction of the Tenant Improvements at Tenant's sole expense equal to the aggregate of all costs, expenses and fees incurred by or on behalf of Landlord in connection therewith (the "Tenant's Cost"), including without limitation (i) architectural, engineering and design costs, (ii) the cost charged to Landlord by Landlord's general contractor and all subcontractors for performing such construction, and (iii) the cost to Landlord of performing directly any portion of such construction. Landlord agrees to credit Tenant with an allowance equal to the lesser of the Tenant's Costs or Eight Hundred Twenty-One Thousand Nine Hundred and Sixty-Seven and 00/100ths Dollars ($821,967.00) (based on $25.50 per square foot of office space included in the Premises) (the "Tenant Allowance"). Tenant agrees to pay to Landlord, within ten (10) days of being billed therefor, the excess (if any) of the Tenant's Cost above the Tenant Allowance. If the Tenant Allowance is less than $821,967.00, the Minimum Annual Rent payable with respect to each lease year during the initial Term will be decreased by an amount equal to (i) $821,967.00 minus the actual Tenant Allowance, multiplied by (ii) .1586. For example, if the total Tenant Allowance is $811,967.00, the Minimum Annual Rent payable in each lease year of the initial Term shall be decreased by $1,586 ($10,000 times .1586). The warehouse shall have strip lighting and unit heaters as part of the Base Building improvements, and the cost thereof shall not be charged against the Tenant Allowance.

     33. ACCEPTANCE OF PREMISES. Within seven (7) days of the date of the substantial completion of the Tenant Improvements, Landlord and Tenant shall jointly inspect the Premises and agree in writing on a final punch list of work that is unfinished or defective. Tenant's occupancy of the Premises shall constitute Tenant's acceptance of the Base Building and the Tenant Improvements, subject only to the final punch list items and excepting latent defects. Landlord shall cause Landlord's general contractor to complete all items on the final punch list within sixty (60) days, subject only to delays outside of Landlord's reasonable control.

     34. EXTENSION OPTION. Provided that there exists no event of default by Tenant under this Lease beyond any applicable notice and cure period at the time of exercise and at the time each extension term is to commence, Tenant shall have the right and option to extend the Term of this Lease for two (2) additional consecutive extension terms of five (5) years each.

Each option must be exercised, if at all, by giving Landlord prior written notice, at least 9 MONTHS in advance (the "Exercise Deadline") of the expiration date of the then current lease Term, of Tenant's election to extend the lease Term; it being agreed that time is of the essence and that this option is personal to Tenant and is non-transferable to any assignee or sublessee (regardless of whether any such assignment or sublease was made with or without Landlord's consent) or other party. Each extension Term shall be under the same terms and conditions as provided in the Lease except as follows:

          (a) there shall be no further options to extend the term beyond the second extension term;

          (b) Tenant shall accept the Premises in their "as is" condition, without any obligation on the part of Landlord to provide any tenant improvements or tenant improvement allowance; and

          (c) the Minimum Annual Rent for the extension term shall be negotiated between Landlord and Tenant as follows:

          If Tenant wishes to preserve its rights to exercise its extension option, Tenant must give Landlord, not less than 12 MONTHS in advance of the expiration date of the then current lease Term, a written request for Landlord's determination of the then "Fair Market Minimum Annual Rent" (as defined below) for such extension term, time being of the essence. Landlord shall provide Tenant written notice of Landlord's good faith determination of the Fair Market Minimum Annual Rent not more than 30 days following receipt of Tenant's timely request, provided, however, in no event shall the Fair Market Minimum Annual Rent be less than the scheduled Minimum Annual Rent payable for the last lease year of the then current Term. If Tenant disputes Landlord's determination and wishes to negotiate the Fair Market Minimum Annual Rent, Tenant shall so notice Landlord. Tenant shall have until the Exercise Deadline which to reach a written agreement with Landlord regarding the Fair Market Minimum Annual Rent for the applicable extension term. If Tenant timely exercises its option absent such written agreement with Landlord, the Fair Market Minimum Annual Rent shall be that stipulated in Landlord's original determination notice. If Tenant timely exercises its option after reaching express written agreement with Landlord as to Fair Market Minimum Annual Rent and any other terms or conditions applicable to the option term, the Fair Market Minimum Annual Rent and the other terms and conditions for the applicable extension term shall be as stated in such agreement. If Tenant fails to timely exercise its extension option, such option shall be deemed void and of no force or effect.

          For purposes of this Lease, "Fair Market Minimum Annual Rent" means the annual base rent that the Landlord would receive as of the commencement date of the extension term in question if Landlord were to lease the space in question pursuant to the terms of this Lease (except to the extent that this lease is inconsistent with the assumptions and requirements set forth below) to a tenant with a credit standing comparable to that of Tenant; for a term equal to the period in question; with a commencement date of the date in question. In determining the "Fair Market Minimum

     Annual Rent", current marketplace conditions in the area of the city where the Building is located for comparable transactions shall be considered, including without limitation, tenant inducements, if and to the extent then a part of market conditions, such as, but not limited to, buildout allowances or work, free rent, financial inducements and credits for moving expenses. The Fair Market Minimum Annual Rent shall be reduced to account for the value of such inducements (unless such inducements are offered to Tenant), and following such reduction, Landlord shall have no obligation to make such payments in cash. For purposes of the determination of Fair Market Minimum Annual Rent it shall be assumed that Landlord and Tenant are each ready, willing and able to enter into such a lease but are under no compulsion to do so.

Upon the timely exercise of an extension option, at the request of either party the parties hereto will enter into an appropriate amendment to the Lease incorporating the terms of the Lease extension.

     35. RIGHT OF FIRST OFFER. In the event any space in the Building adjacent to the Premises ("Offer Space") is available for lease at any time during the Term of this Lease, and provided Tenant is then leasing and occupying at least one-half (1/2) of the total rental space in the Building, Landlord shall give Tenant written notice of the availability of such Offer Space and of Landlord's good faith determination of the Fair Market Minimum Annual Rent for such Offer Space (Landlord also agrees to provide Tenant such concessions as are then generally being offered by institutional landlords on comparable space in the southwest suburban Minneapolis market, the Fair Market Minimum Annual Rent shall be appropriately adjusted to reflect such concessions, including any leasehold improvements or leasehold improvements allowance, and Landlord's notice of the Fair Market Minimum Annual Rent and shall also detail the market concessions included in Landlord's offer), and Tenant shall have the right, at its option, to lease such Offer Space provided (a) Tenant delivers to Landlord written notice exercising its right to lease such Offer Space within 10 days of receipt of Landlord's notice of availability of such Offer Space, and (b) Tenant is not in default in any material respect under this Lease at the time Tenant exercises its right to lease such Offer Space and at the time Tenant is to take possession of such Offer Space. If Tenant fails to exercise timely its right to lease such Offer Space with respect to a particular notice of availability given by Landlord, Tenant will have no further right to lease such Offer Space, and this right of first offer shall terminate with respect to such Offer Space. If Tenant elects to exercise its right to lease such Offer Space, the terms, conditions and covenants applicable to such Offer Space shall be as set forth in this Lease, except that the Minimum Annual Rent regarding such space shall be at the rate stated in the offer notice, and the Offer Space shall be delivered to Tenant in an "as is" condition (subject, however, to any leasehold improvements or leasehold improvements or leasehold improvement allowance specified in Landlord's notice). The commencement date for the lease covering such space shall be the date following the exercise of such option on which such space is first made available to Tenant. If Tenant exercises its right to lease such space, Landlord and Tenant shall execute and deliver appropriate amendment to this Lease regarding the lease of such space. The rights provided Tenant in this Section shall be subject to any prior rights of any existing tenant of the Building. The foregoing notwithstanding, Tenant shall have no right to lease any Offer Space unless at least two (2) full years remain in the Term hereof or unless Tenant has the right to extend the Term and does so in connection with its lease of the Offer Space. The rights provided Tenant in this Section shall not apply to the initial leasing of adjacent space following the construction of the Building.

     36. PARKING. Landlord shall provide, and Tenant shall be entitled to the use of, not less than 5 unreserved parking spaces for each 1,000 rentable square feet of the office space included in the Premises. Except as provided below, such parking shall be nonexclusive, undesignated and unreserved parking provided as part of the Building's common area parking facilities. Tenant may, however, include within its allocated 5 parking spaces per 1,000 rentable square feet of office space, up to 15 exclusive reserved visitor spaces which shall be located in the area identified on attached EXHIBIT "G". The reserved visitor parking shall be bounded by one sign on each end indicating that the spaces between the signs are reserved for Tenant's visitors. Such signage shall conform to Landlord's sign criteria and shall be paid for by Tenant. Tenant shall be solely responsible for policing and enforcing the parking restrictions applicable to Tenant's reserved spaces.

     37. U.S. WEST CREDITS. If Tenant elects to use U.S. West or any of its preferred vendors as Tenant's provider of telecommunications services or any ancillary products or services at the Premises, Landlord shall transfer to Tenant credits that have been credited by U.S. West to Landlord applicable to certain U.S. West or preferred vendor services, in the amount of $60,000 of credits.

     38. CLOSING CONTINGENCY. Pursuant to that certain Purchase Agreement (the "Purchase Agreement") by and between Nesbitt L.L.C., as Seller, and Landlord, as Buyer, dated October 13, 1999, a copy of which (with financial terms excised) has been provided to Tenant, Landlord has the right and obligation to purchase the Property upon the substantial completion of the Building by Landlord's seller, Nesbitt L.L.C. This Lease, and Landlord's obligation hereunder, is contingent upon Landlord closing on its acquisition of the Property. Landlord covenants and agrees that it will perform its obligations as buyer under the Purchase Agreement, and that Landlord will close on its acquisition of the Property, provided that Nesbitt L.L.C. performs its obligations under the Purchase Agreement. In connection with the foregoing contingency, Landlord represents that (i) Landlord has completed its due diligence with respect to the Property, and, absent any material adverse change with regard to the Property between the date hereof and Closing, the only contingency to Landlord's obligation to close on the acquisition of the Property is that Nesbitt L.L.C. cause the Improvements (as defined in the Purchase Agreement) to be Substantially Completed (as defined in the Purchase Agreement) in accordance with the provisions of the Purchase Agreement, and
(ii) Landlord is not currently aware of any events or circumstances that are likely to prevent the substantial completion of the Base Building or the substantial completion of the Tenant Improvements on or before the Target Commencement Date of June 1, 2000. Moreover, Landlord understands that Tenant has requested a letter from Nesbitt, L.L.C. whereby Nesbitt, L.L.C. would agree to assume this Lease and Landlord's obligations hereunder in the event that Landlord fails to acquire the Property from Nesbitt, L.L.C. Landlord agrees to cooperate with Tenant in all reasonable respects to obtain such a letter, provided, however, that such cooperation shall not require Landlord to pay any out-of-pocket fee, reimbursement or consideration to Nesbitt L.L.C. in connection therewith, or incur or assume any liabilities or obligations to Nesbitt, L.L.C. or Tenant, respectively, beyond the liabilities and obligations expressly set forth in the Purchase Agreement and this

Lease, respectively. Landlord agrees that if Landlord becomes aware of any fact or circumstance that would be likely to cause the substantial completion of the Base Building or the Tenant Improvements to be delayed past the Target Commencement Date of June 1, 2000, Landlord shall promptly give Tenant written notice thereof so that Tenant can make appropriate arrangements to hold over in its current premises.

     IN WITNESS WHEREOF, and in consideration of the mutual entry into this Lease and for other good and valuable consideration, and intending to be legally bound, Landlord and Tenant have executed this lease.



                                        LANDLORD:

Dated:      6/8/2000                    LIBERTY PROPERTY LIMITED
      ------------------------          PARTNERSHIP

                                        BY: LIBERTY PROPERTY TRUST,
                                        ITS GENERAL PARTNER

                                        By: /s/ Robert L. Kiel
                                           -------------------------------------
                                         Its: Senior Vice President
                                              Regional Director
                                             -----------------------------------

                                        TENANT:

Dated:     2/4/2000                     THE ROACH ORGANIZATION INC.,
      ------------------------          D/B/A/ TRO LEARNING, A DELAWARE
                                        CORPORATION

                                        By: /s/ John Murray
                                           -------------------------------------
                                         Its: President
                                             -----------------------------------



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